UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 23, 2022
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lee Enterprises, Incorporated (the “Company”) and Ray Farris, Operating Vice President and VP of Advertising for the Company, entered into an agreement, which became irrevocable on December 23, 2022, and details Mr. Farris’s retirement from the Company. Mr. Farris was a named executive officer in the Company’s 2020, 2021, and 2022 proxy statements. Mr. Farris’s retirement from the Company will be effective January 1, 2023.

Mr. Farris has served as the Company’s Operating Vice President and VP of Advertising since 2019. From 2013 to 2019, Mr. Farris served as president and publisher of the St. Louis Post-Dispatch, the Company’s largest news market. Mr. Farris also served as general manager of the St. Louis Post-Dispatch from 2010 to 2013 and as the Company’s vice president of classified advertising from 2006 to 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	December 27, 2022	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer